Exhibit 10.23

THE GLIMPSE GROUP, INC

Amendment to Master Acquisition Agreement II

Dated as of November 12, 2018

This Amendment (this “Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”) by and between THE GLIMPSE GROUP, INC., a Nevada corporation (the “Company”) and Liron Lerman (“Seller”).

RECITAL

WHEREAS, the Company and the Seller entered into a Master Acquisition Agreement dated October 28, 2016 (the “Agreement”); and

WHEREAS, the Company and the Seller entered into an Amendment to Master Acquisition Agreement dated March 15, 2018 (the “First Amendment”); and

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth herein, and the performance of each, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENTS

1. The First Amendment is null and void.

2. Any and all references made in Section 12(a)–12(d) of the Agreement to “ten percent (10%)” is changed to “eight percent (8%)”, including a pro-rata change in the vesting schedule detailed in Section 12(e) Vesting.

(a)	For clarification, any unvested portion of the remaining 2% granted to Michael Spilsbury shall be returned to the Seller, as applicable.

3. Except as set forth herein, the Agreement, and all terms and conditions set forth therein, remains in full force and effect.

IN WITNESS WHEREOF, the Company and Employee have caused this extension of the Employment Agreement to be duly executed as of the Effective Date.

COMPANY:

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron L. Bentovim

Name:	Lyron L. Bentovim
Title:	President & CEO

SELLER: Liron Lerman

By:

Name: